Exhibit 99.1

IN THE SUPERIOR COURT OF FULTON COUNTY
STATE OF GEORGIA

WALTER M. UNICK, derivatively on
behalf of INTERNAP NETWORK
SERVICES CORP.,

Plaintiff,

v.

EUGENE EIDENBERG, PATRICIA L. HIGGINS,
CHARLES B. COE, WILLIAM J. HARDING,
KEVIN L. OBER, DANIEL C. STANZIONE,
GARY M. PFEIFFER, ERIC COONEY,
DAVID A. BUCKEL, VINCENT MOLINARO,
and JAMES P. DEBLASIO

Defendants,

and

INTERNAP NETWORK SERVICES CORP.,

Nominal Defendant.
: : : : : : : : : : : : : : : : : : : : : :	Civil Action No. 2009-CV-177627

NOTICE TO CURRENT INTERNAP SHAREHOLDERS

TO:	ALL OWNERS OF INTERNAP NETWORK SERVICES CORPORATION (“INTERNAP” OR “THE COMPANY”) COMMON STOCK AS OF JUNE 6, 2013 (“CURRENT INTERNAP SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.  YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THESE ACTIONS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, SHAREHOLDERS OF INTERNAP WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.  THESE ACTIONS ARE NOT “CLASS ACTIONS.”  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTIONS.  THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF INTERNAP COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Ga. Code Ann., § 14-2-745 and an Order of the Superior Court of Fulton County in and for the State of Georgia (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiff,1 on behalf of himself and derivatively on behalf of Internap in connection with the shareholder derivative action entitled Unick v. Eidenberg, et al., Case No. 2009-CV-177627, pending before the Court (the “Action”).

Plaintiff filed the Action derivatively on behalf of Internap to remedy the alleged harms caused to the Company by the Individual Defendants’ alleged breach of their fiduciary duties.  The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court on August 28, 2013 at 9:30 a.m. to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court.  You have the right to object to the Settlement in the manner provided herein.  If you fail to object in the manner provided herein at least fourteen (14) business days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Final Order and Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

1 For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement (“Stipulation”) fully executed as of June 6, 2013, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.  The Stipulation may be inspected at the Clerk of the Superior Court's Office, Superior Court of Fulton County in and for the State of Georgia, located at 136 Pryor St. SW C515, Atlanta, GA 30303, during business hours of each business day.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the proposed Settlement and of your rights as a Current Internap Shareholder.

I.	Background

Internap provides internet connectivity solutions to business customers who require business applications such as e-commerce, video and audio streaming, customer relationship management, voice over internet protocol, virtual private networks, and supply chain management.  It also provides managed intelligent routing services, data center services, and flow control platform.  These products and services are delivered worldwide by IP access services, such as colocation and data center services, managed security services, pre/post installation services and consulting, and their core product, content distribution networks (“CDN”).

On November 12, 2009, Plaintiff initiated the Action against the Individual Defendants on behalf of Internap by filing a Verified Shareholder Derivative Complaint (the “Complaint”), alleging claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets under Delaware law.  On January 26, 2010, the Court entered an Order which stayed the Action pending resolution of a motion to dismiss in a related securities class action captioned Anastasio v. Internap Network Svcs. Corp., et al., Civil Action No. 1:08-cv-3462-JOF (the “Securities Action”).  On September 14, 2010, the Court in the Securities Action issued an Order granting the motion to dismiss, but permitted the Plaintiff in the Securities Action to amend the operative pleading.  Accordingly, on October 25, 2010, the Court entered another Order staying this Action pending resolution of the new anticipated motion to dismiss. In light of the foregoing, on September 12, 2011, the Court entered an Order listing the Action as inactive and ordered the Clerk of Court to close the case.  The Court stated that “the case shall be returned to active status upon motion of the parties and order of [the] Court.”

Then, on September 30, 2011, an order was entered in the Securities Action granting in part and denying in part the defendants’ motion to dismiss the operative pleading.  Accordingly, on April 19, 2012, consistent with the Court’s September 12, 2011 Order, the Parties to the Action filed a joint stipulation with this Court to re-open the Action.  Thereafter, the Parties and/or their counsel initiated and participated in a series of discussions regarding, among other things, the possibility of resolving the Action.

On March 27, 2013, the Court entered an Order vacating its September 12, 2011 Order which had listed the Action as inactive, and re-opening the Action.  Pursuant to the Court’s March 27, 2013 Order, Plaintiff’s amended complaint was due to be filed on or before April 26, 2013.  In light of the progress the Parties had made discussing the potential for resolving the Action, however, the Parties filed a joint stipulation with the Court extending the filing deadline for Plaintiff’s amended complaint, which the Court granted.

Thereafter, the Parties and their counsel reached an agreement to resolve the Action, and the Stipulation is a result of that agreement.  Internap’s Board of Directors (the “Board”), in an exercise of its independent business judgment, has approved the Settlement and each of its terms as fair, reasonable, and adequate and in the best interests of Internap and Current Internap Shareholders.

II.	PLAINTIFF’S COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFF’S CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiff’s Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action including, but not limited to: (1) inspecting, analyzing, and reviewing Internap’s public filings with the U.S. Securities and Exchange Commission (the “SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the complaint in the Action; (3) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (4) researching corporate governance issues; and (5) participating in extensive settlement discussions with Defendants’ Counsel.  Plaintiff’s Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeal(s), Plaintiff has concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Plaintiff and Plaintiff’s Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeal(s).  Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is in the best interests of Plaintiff, Internap, and Current Internap Shareholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Internap, or any wrongdoing whatsoever.  Without admitting the validity of any of the claims Plaintiff has asserted in the Action, or any liability with respect thereto, the Individual Defendants and Internap have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.  Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.  Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Internap and Current Internap Shareholders.

Neither this Settlement, nor any of its terms or provisions, nor entry of the Final Order and Judgment, nor any document or exhibit referred or attached to this Settlement, nor any action taken to carry out the Settlement, is or may be construed or used as evidence of the validity of any of Plaintiff’s Released Claims, or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Court on August 28, 2013 at 9:30 a.m. at the Superior Court of Fulton County in and for the State of Georgia, located at 136 Pryor St. SW C515, Atlanta, GA 30303 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Final Order and Judgment approving the Settlement should be entered; (iii) whether Plaintiff’s Counsel’s agreed-to Fee Award should be finally approved; and (iv) whether the Incentive Award should be finally approved.  The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in the Stipulation described above.  The Stipulation has been filed with the Court and the following is only a summary of its terms.

As a result of the filing, prosecution and settlement of the Action, the Company received the relief described below.  Defendants have agreed that the Company and/or the Board will adopt the corporate governance provisions referred to below to the extent not already adopted.

As a result, in part, of the commencement and prosecution of the Action, the Board has already adopted the following corporate governance enhancements:

A.	The Board added two new independent directors on January 1, 2010.

B.	The Company brought in a new management team, including a new Chief Financial Officer, Principal Accounting Officer and Senior Vice President, Legal Services.

C.
On October 22, 2010, the Board approved new stock ownership guidelines for executive officers and non-employee directors to require these individuals to own a set number of shares of the Company’s common stock.

D.
In November 2009 and thereafter, the Company amended and restated its Nominations and Governance Committee Charter and its Corporate Governance Guidelines.  The Company also engaged a third-party to administer its Ethics Hotline.

The Company has also agreed to adopt for at least five years from the date of the Stipulation the following corporate governance measures, within ninety (90) days from the date of the entry of the Stipulation:

A.
Management will provide to the Audit Committee for the Audit Committee’s prior review all quarterly and annual reports to be filed with the SEC and all earnings releases to be filed with the SEC pursuant to Item 2.02 of Form 8-K relating to the integration of any significant acquisition for a minimum of three quarters following the closing of the acquisition.  The determination of which acquisitions are significant will be the “significant subsidiary” definition provided in Rule 1.02 of Regulation S-X (17 C.F.R. Part 210) (hereinafter “Significant Acquisition”).

B.	Management will biannually review with the Board of Directors or an appropriate committee thereof the integration status of any Significant Acquisition made during the year.

C.
The Company has adopted and shall maintain internal controls over financial reporting with respect to sales credits and billing adjustments in order to provide timely information for management to assess the completeness, accuracy, valuation and disclosure of sales adjustments.  The Audit Committee shall review the status of these internal controls as part of the annual audit process.

D.	The Company will provide at least one annual director training session on relevant and timely corporate governance topics.

The Parties agree that the foregoing measures have materially benefitted or will materially benefit Internap and Current Internap Shareholders.

VI.	DISMISSAL AND RELEASES

If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of this Stipulation: (i) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (ii) finally approving the Fee Award and Incentive Award; (iii) dismissing with prejudice all of Plaintiff’s Released Claims against Defendants’ Released Persons; (iv) permanently barring and enjoining the institution and prosecution by Plaintiff’s Released Persons and anyone acting on behalf of Internap against Defendants’ Released Persons in any court asserting any of Plaintiff’s Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; (v) permanently barring and enjoining the institution and prosecution by Defendants’ Released Persons and/or Current Internap Shareholders of any action against Plaintiff’s Released Persons in any court asserting any of the Defendants’ Released Claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; and (vi) containing such other and further provisions consistent with the terms of this Stipulation to which the Parties hereto consent in writing.

In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Plaintiff’s Released Persons shall fully, finally and forever release, relinquish and discharge as against Defendants’ Released Persons any and all of Plaintiff’s Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiff’s Released Claims against Defendants’ Released Persons.

In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiff’s Released Persons any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiff’s Released Persons.

Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

VII.	ATTORNEYS’ FEES AND EXPENSES

As a unitary part of the Settlement terms set forth herein and in recognition of the substantial benefits provided to Internap and Current Internap Shareholders as a result of the initiation, prosecution, and Settlement of the Action, Internap, through its Board exercising its independent business judgment, shall cause to be paid to Plaintiff’s Counsel an agreed-to award of attorneys’ fees and expenses in the total amount of $300,000.00 (the “Fee Award”).  The Parties agree that this Fee Award is fair and reasonable in light of the substantial benefits conferred upon Internap and Current Internap Shareholders as a result of this Settlement.

Plaintiff’s Counsel shall request final approval of the Fee Award at the Settlement Hearing.  To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor have they been reimbursed for their out-of-pocket expenses incurred.  Plaintiff’s Counsel believes that the Fee Award agreed to is within the range of attorneys’ fees approved by courts under similar circumstances in litigation of this type.

In light of the benefits he has helped to create for all Current Internap Shareholders, Plaintiff shall apply for a Court-approved incentive award in the amount of $2,500 (the “Incentive Award”).  The Incentive Award shall be funded from the Fee Award to the extent that agreement is approved in whole or part.  Defendants shall take no position on the Incentive Award.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Internap Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Final Order and Judgment should not be entered thereon, or why the Fee Award or Incentive Award should not be approved; provided, however, unless otherwise ordered by the Court, no Current Internap Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Final Order and Judgment to be entered thereon approving the same, or the Fee Award, unless that shareholder has, at least fourteen (14) business days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Internap common stock through the date of the Settlement Hearing, including the number of shares of Internap common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current Internap Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony.  If a Current Internap Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker THE WEISER LAW FIRM, P.C. 22 Cassatt Ave, First Floor Berwyn, PA 19312 Counsel for Plaintiff	Jessica P. Corley ALSTON & BIRD LLP 1201 West Peachtree Street Atlanta, GA 30309 Counsel for Defendants

Any Current Internap Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the settlement and the Fee Award and Incentive Award as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and the releases to be given.

IX.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Final Order and Judgment by the Court; (2) the payment of the Fee Award; and (3) expiration of the time to appeal from or alter or amend the Final Order and Judgment.  If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Final Order and Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the Parties to the Stipulation will be restored to their respective positions as of June 6, 2013.

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Superior Court's Office, Superior Court of Fulton County in and for the State of Georgia, located at 136 Pryor St. SW C515, Atlanta, GA 30303, during business hours of each business day.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

Brett D. Stecker
THE WEISER LAW FIRM, P.C.
22 Cassatt Ave, First Floor
Berwyn, PA 19312

Counsel for Plaintiff

PLEASE DO NOT TELEPHONE THE COURT OR INTERNAP

REGARDING THIS NOTICE.